release	Exhibit 99.2
August 1, 2022

DZS Releases Second Quarter Financial Results

Dallas, August 1, 2022 – DZS Inc. (“DZS”) (NASDAQ: DZSI), a global leader in access networking and cloud software solutions, today announced that unaudited financial results, along with accompanying supplemental financial information, for its second quarter of 2022 have been posted as a report to shareholders on the investor relations section of its website at https://investor.dzsi.com/.

Conference Call Details:

Date: Tuesday, August 2, 2022

Time: 10:00 a.m. Eastern Time (9:00 a.m. Central Time)

Conference call participants register at the following link to receive the dial in number and unique PIN number: https://register.vevent.com/register/BIeaf66c67ff284d6b8dcb1e566b0332f2

Webcast link: https://edge.media-server.com/mmc/p/pvt3c5o8

Please join the conference call at least five minutes prior to the start time to ensure you are admitted prior to the management team’s prepared remarks.

A live broadcast and replay of the audio webcast will be available at https://investor.dzsi.com/.

About DZS

DZS Inc. (NASDAQ: DZSI) is a global leader in access networking infrastructure and cloud software solutions.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of DZS’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross profit, costs, or other financial items (including non-GAAP measures) in future periods are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. In addition to the factors discussed herein, factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/

Investor Inquiries:
Ted Moreau

Vice President, Investor Relations

IR@dzsi.com

© DZS www.dzsi.com info@dzsi.com